                                                                    Exhibit 3.37

                             CERTIFICATE OF INCORPORATION

                                          OF

                              HEAT ACQUISITION II, INC.


                                     ARTICLE ONE

     The name of the corporation is Heat Acquisition II, Inc.

                                     ARTICLE TWO

     The address of the corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805.
The name of its registered agent at such address is Corporation Service Company.

                                    ARTICLE THREE

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                     ARTICLE FOUR

     The total number of shares of stock which the corporation has authority to issue is one thousand (1,000) shares of Common Stock, par value one cent ($0.01) per share.

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                                     ARTICLE FIVE

     The name and mailing address of the sole incorporator are as follows:

          NAME                              MAILING ADDRESS
          ----                              ---------------

          Thaddine G. Gomez                 200 East Randolph Drive Suite 5700
                                            Chicago, Illinois 60601

                                     ARTICLE SIX

     The corporation is to have perpetual existence.

                                    ARTICLE SEVEN

     In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

                                    ARTICLE EIGHT

     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

                                     ARTICLE NINE

     To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                     ARTICLE TEN

     The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.


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                                    ARTICLE ELEVEN

     The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.


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     I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 19th day of May, 1997.

                                         /s/ Thaddine G. Gomez
                                         -------------------------------------
                                         Thaddine G. Gomez
                                         Sole Incorporator


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

                              CERTIFICATE OF AMENDMENT

                                         TO

                            CERTIFICATE OF INCORPORATION

                                         OF

                             HEAT ACQUISITION II, INC.

           ADOPTED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 242 OF THE
                  GENERAL CORPORATION LAW OF THE STATE OF DELAWARE


          The undersigned being the Vice President of Heat Acquisition II, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

          FIRST: The Board of Directors of the Corporation adopted the resolution set forth below proposing an amendment to the Certificate of Incorporation of the Corporation (the "Amendment") and directed that the Amendment be submitted to the sole holder of the issued and outstanding shares of Common Stock of the Corporation entitled to vote thereon for its consideration and approval:

               "RESOLVED, that the Certificate of Incorporation of the Corporation be, and hereby is, amended in accordance with Section 242 of the General Corporation Law of the State of Delaware by deleting ARTICLE ONE thereof in its entirety and substituting therefor ARTICLE ONE as follows:

                                     ARTICLE ONE

    The name of the corporation is Thermal Industries, Inc. (the
"corporation")."

          SECOND: The Amendment was duly adopted in accordance with Section 228 and Section 242 of the General Corporation Low of the State of Delaware by the sole holder of the issued and outstanding shares of the Common Stock of the Corporation entitled to vote thereon.


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

          IN WITNESS WHEREOF. the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment to the Certificate of lncorporation of the Corporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand this 18th day of June, 1997.

                                         Heat Acquisition II, Inc.,
                                         a Delaware corporation




                                         By:  /S/ BRIAN D. SCHWARTZ
                                              --------------------------------
                                              Brian D. Schwartz
                                              Vice President


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

                         CERTIFICATE OF OWNERSHIP AND MERGER
                                       MERGING
                               THERMAL INDUSTRIES, INC.
                             (A PENNSYLVANIA CORPORATION)
                                    WITH AND INTO
                              HEAT ACQUISITION II, INC.
                               (A DELAWARE CORPORATION)


                                * * * * * * * * * *
               IN ACCORDANCE WITH THE PROVISIONS OF SECTION 253 OF THE
                           GENERAL CORPORATION LAW OF THE
                                  STATE OF DELAWARE
                                * * * * * * * * * *

     Heat Acquisition II, Inc., a corporation duly organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation"),

desiring to merge Thermal Industries, Inc., a Pennsylvania corporation, with and into itself, pursuant to the provisions of Section 253 of the General

Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:


     FIRST:         The Corporation is the owner of all of the issued and

outstanding shares of capital stock of the following constituent corporation

(the "Subsidiary"):

     CORPORATION                   STATE OF INCORPORATION

     Thermal Industries, Inc.      Pennsylvania

          SECOND:   The Board of Directors of the Corporation adopted the

resolution set forth below approving the merger of the Subsidiary with and into the Corporation (the 'Merger') on May 29th, 1997:

               "RESOLVED", that the merger of Thermal with and into the Corporation be, and hereby is, in all respects approved.

               "FURTHER RESOLVED", that the President, any Vice President, Secretary, any Assistant Secretary or other officer as may be designated by the Board of Directors of the Corporation (collectively referred to herein as the "Proper Officers") be, and hereby are, authorized and empowered to execute and deliver Articles of Merger, including, without limitation a plan of merger, in the name and on behalf of the Corporation and under its corporate seal or otherwise, and to cause the Articles of Merger to be filed with the office of the Secretary of the Commonwealth of Pennsylvania; and further resolved, that any of the Proper Officers be, and hereby are, authorized and empowered to execute and deliver a Certificate of Ownership and Merger, in the name and on behalf of the Corporation and under its corporate seal or otherwise, and to cause the Certificate of Ownership and Merger to be filed with the office of the Secretary of the State of Delaware."

          THIRD:    Anything herein or elsewhere to the contrary

notwithstanding, the Merger may be amended or terminated and abandoned by the

Board of Directors of the Corporation at any time prior to the date of filing the Certificate of Ownership and Merger with the Secretary of State of the

State of Delaware.


          FOURTH:   The Merger shall become effective upon filing with the

Secretary of State of Delaware.


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

          IN WITNESS WHEREOF, the undersigned, for the purpose of effectuating the Merger, pursuant to the General Corporation Law of the State of Delaware,

under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true and accordingly has hereunto signed this Certificate of Ownership and Merger this 30th day of

May, 1997.

                                   Heat Acquisition II, Inc.,
                                     a Delaware corporation


                                   By:  /s/ Brian D. Schwartz
                                        -------------------------
                                        Brian D. Schwartz
                                        President




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